Exhibit 10.16(iii)

SUBLEASE

This Sublease is entered into as of this 29th day of December, 2004 (the “Execution Date”), by and between Interactive Intelligence, Inc., an Indiana corporation (“Sublandlord”) and CyberLearning Labs, Inc., an Indiana corporation (“Subtenant”).

W I T N E S S E T H

WHEREAS, the following facts are true:

A.                                   By Lease Agreement dated April 1, 2001, as amended by instruments dated September 19, 2001 and December 13, 2002, (collectively, the “Master Lease”), Sublandlord leased approximately 120,000 rentable square feet of space located at 7601 Interactive Way, Indianapolis, Indiana (“Leased Premises”) from Duke Realty Limited Partnership, an Indiana limited partnership (f/k/a Duke-Weeks Realty Limited Partnership) (“Landlord”).  A copy of the Master Lease is attached hereto as Exhibit A.

B.                                     Sublandlord and Subtenant now desire to enter into a sublease whereby Subtenant will lease a portion of the Leased Premises, as defined in the Master Lease, from Sublandlord, upon and subject to the terms, covenants and conditions herein contained.  The portion of the Leased Premises to be sublet hereunder consists of approximately 8,980 rentable square feet, is located on the first floor of the Leased Premises, is depicted on the attached Exhibit B and is referred to herein as the “Premises.”

NOW, THEREFORE, in consideration of the premises, the mutual covenants and terms contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Sublease of Premises.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby takes from Sublandlord the Premises and agrees to be bound by all rights and obligations of Sublandlord as Tenant under the Master Lease and acknowledges that all provisions of the Master Lease remain in full force and effect.

2.                                       Term.  The term of this Sublease is for three (3) years commencing March 1, 2005 (“Commencement Date”) and expiring on February 29, 2008 (“Original Term”).  The Original Term and the Extension Term, as hereinafter defined, are sometimes referred to collectively as the “Sublease Term.”

3.             Rent.  During the Original Term, Subtenant shall pay to Sublandlord as rent for the Premises Rent in the amounts set forth below:

Sublease Term	Minimum Annual Rent	Monthly Rental Installments
Year 1	$140,088.00	$11,674.00

Year 2	$144,578.04	$12,048.17

Year 3	$149,067.96	$12,422.33

All Operating Expenses charged to Sublandlord under the Master Lease shall be paid by Sublandlord.  In the event Sublandlord files a petition for bankruptcy, insolvency or for reorganization and upon Landlord providing written notice to Subtenant, Subtenant hereby agrees to pay rent for the Premises directly to Landlord.

4.                                       Surrender and Holding Over.  Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all furniture, furnishings, equipment, and all other personal property belonging to Subtenant and shall surrender the Premises in substantially the same condition the same were in as of the Commencement Date, subject only to reasonable wear and tear, casualty, condemnation and matters which are the responsibility of Sublandlord hereunder.  If Subtenant holds over or remains in possession or occupancy of the Premises after the expiration or earlier termination of the Sublease Term, without any written sublease of the Premises being actually made and duly entered into by Sublandlord and Subtenant, such holding over or continued possession or occupancy shall create only a tenancy from month to month upon the terms (other than the length of term) herein specified and at the a rental rate equal to one hundred twenty-five percent (125%) of the monthly rent payable by Subtenant to Sublandlord.  In addition, if such holdover is without the consent of Sublandlord, Subtenant shall be liable to Sublandlord for any damages and costs incurred by Sublandlord as a result of Subtenant’s failure to surrender the Premises as required, including, without limitation, all costs incurred by Sublandlord in connection with retaking possession of the Premises.

5.                                       Alterations and Repairs.  Landlord shall, at Subtenant’s sole cost and expense, make all alterations necessary to separate the Premises from the Leased Premises occupied by Sublandlord under the Master Lease, including, without limitation, construction of any demising wall and any new doorways and hallways, and all other alterations necessary or desirable for Subtenant’s occupancy of the Premises (collectively, “Tenant Finish Improvements”), and all such alterations shall be subject to the approval of Landlord and Sublandlord, and all other conditions with regard to alterations, under the Master Lease.  Subtenant accepts the Premises in “as-is” condition, with no warranties of any kind from Sublandlord, all of which are disclaimed, including, without limitation any warranty with respect to the condition of the Premises or its fitness for a particular purpose.

6.                                       Tenant Finish Improvements.  Sublandlord shall provide an allowance for the costs of the Tenant Finish Improvements in an amount not to exceed One Hundred Forty-nine Thousand Six Hundred Sixty Dollars ($149,660.00) (the “Tenant Finish Allowance”), which shall include the costs of initial space planning and construction drawing services, to be completed by Subtenant’s selected space planner.  The Tenant Finish Allowance shall be paid by Sublandlord directly to Landlord and after completion of all Tenant Finish Improvements and payment of all costs relating thereto, the remaining balance shall be made available to Subtenant for payment of wiring, cabling, relocation and other associated expenses of Subtenant, which expenses shall be reimbursed to Subtenant by Sublandlord within thirty (30) days of Sublandlord’s receipt of invoices for such other expenses from Subtenant.  Subtenant shall pay for any cost or expense attributable to the Tenant Finish Improvements which exceeds the Tenant Finish Allowance no later than the Commencement Date.

7.                                       Early Occupancy.  Subtenant will be provided access to the Subleased Premises for the purposes of fixturing thirty (30) days prior to Commencement Date; provided, however, that Subtenant’s schedule for such work shall be communicated to Landlord and Sublandlord in advance.

8.                                       Notices.  All notices and demands hereunder shall be in writing and shall be deemed to be delivered only when (i) actually received or (ii) deposited in the United States mail (certified or registered mail, postage prepaid, return receipt requested) and addressed to Landlord, Sublandlord or Subtenant as follows:

Landlord:	Duke Realty Limited Partnership
Attn: Property Manager
600 East 96th Street, Suite 100
Indianapolis, Indiana 46240

Sublandlord:	Interactive Intelligence, Inc.
7601 Interactive Way
Indianapolis, Indiana 46278

Subtenant:	CyberLearning Labs, Inc.
7601 Interactive Way, Suite 100
Indianapolis, Indiana 46278

9.                                       Authority.  The undersigned persons executing this Sublease on behalf of Sublandlord or Subtenant, respectively, represent and certify that the execution, delivery and performance of this Sublease have been duly authorized by all necessary corporate action of Subtenant or Sublandlord (as applicable) and that this Sublease is the legal, valid and binding obligation of Subtenant or Sublandlord (as applicable).

10.                                 Option to Extend.  Provided (i) Subtenant is not in default hereunder at the time it exercises this option or at the commencement of the Extended Term (as hereafter defined), (ii) the creditworthiness of Subtenant is no less than on the date hereof, and (iii) Subtenant originally named herein remains in possession of all of the Premises, Subtenant shall have a one time option to extend the Original Term for a period of no less than one (1) year and no more than two (2) years (the “Extension Term”).  The Extension Term shall be upon the same terms and conditions contained in this Sublease during the Original Term except (i) this provision shall be deleted and (ii) the annual rent shall be increased by $4,206.50 per year.  Subtenant shall exercise such option by delivering to Sublandlord, no later than twelve (12) months prior to the expiration of the Original Term, written notice of Subtenant’s desire to extend the Original Term and specifying the length of the Extension Term.  If Subtenant properly exercises its option to extend, Sublandlord and Subtenant shall execute an amendment to this Sublease reflecting the terms and conditions of the Extension Term.

11.                                 Option to Expand.  Provided that (i) Subtenant is not in default hereunder at the time of exercise or commencement of this option, (ii)  the creditworthiness of Subtenant is no less than on the date hereof, and (iii) Subtenant originally named herein remains in possession of all of the Premises, Subtenant shall have the option during the first twenty-four (24) months of the Original Term (“Expansion Option”) to expand the Premises by up to 3,000 rentable square feet of space (the “Expansion Space”).  In the event Subtenant elects to exercise its Expansion Option, Sublandlord and Subtenant hereby agree that  Subtenant shall concurrently exercise the Option to Extend provided in paragraph 10 above.  In addition, Sublandlord hereby agrees to provide Subtenant with a tenant finish allowance for the Expansion Space in an amount equal to Seventeen and 50/100 Dollars ($17.50) per rentable square foot, adjusted as set forth below (“Expansion Space Allowance”).  If less than thirty-six (36) months remain in the Sublease Term after the exercise of the Option to Extend following the commencement of Subtenant’s occupancy of the Expansion Space, the Expansion Space Allowance shall be decreased to an amount determined by multiplying the Expansion Space Allowance by a fraction, the numerator of which is equal to the number of months of the Sublease Term remaining after Subtenant’s occupancy of the Expansion Space and the denominator of which is equal to thirty-six (36).

12.                                 Liability of Sublandlord.  Sublandlord hereby acknowledges that this Sublease does not relieve it from its liability for the payment of rent and the performance and observance of all of the terms, conditions, covenants and obligations under the Master Lease.  Sublandlord further acknowledges that this Sublease shall not be construed to modify, waive, impair, or affect any of the terms, provisions or conditions of the Master Lease.

13.                                 Incorporation of Terms of Master Lease.

(a)                                  Subtenant acknowledges and agrees that all of the terms, conditions and covenants set forth in the Master Lease, except for those specific provisions set forth in Sections 1-11 herein, shall be incorporated into and made a part of this Sublease, and Subtenant shall be and hereby agrees to be subject to and bound by and to comply with all of such terms, conditions and covenants with respect to the Premises and to satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublandlord and Landlord.  The provisions of this Sublease shall be interpreted wherever possible so as to be consistent with the provisions of the Master Lease; in the event, however, of an irreconcilable inconsistency, the provisions of this Sublease shall control.  Wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Subtenant” shall be substituted, and references to the “Landlord” shall be deemed to include the “Sublandlord.”

(b)                                 Upon the breach of any of the terms, conditions or covenants of the Master Lease or upon the failure of the Subtenant to pay rent or to comply with any of the provisions of this Sublease, Sublandlord may exercise any and all rights and remedies granted to Landlord by the Master Lease.  Whenever the provisions of the Master Lease require the written consent of the Landlord, such provisions shall be construed to require the written consent of both the Landlord and the Sublandlord.  Subtenant hereby acknowledges that it has read and is familiar with the terms of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof shall likewise terminate this Sublease.

14.                                 Brokerage.  Subtenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Sublease other than Carmen Commercial Real Estate Services, Inc., who will be compensated through a commission sharing arrangement with Sublandlord’s broker, Meridian Real Estate Services.  Subtenant agrees to indemnify Sublandlord and Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges asserted by any broker or agent claiming by, through or under Subtenant.

15.                                 Security Deposit.

(a)                                  On or before the execution and delivery of this Sublease, Tenant shall deliver to Sublandlord a cash deposit (“Security Deposit”) of $11,674.00 to be held by Sublandlord throughout the Sublease Term as security for the full and punctual performance by Subtenant of all the terms of this Sublease.  In the event Subtenant defaults in the performance of any of the terms of this Sublease, Sublandlord may draw upon the Security Deposit to the extent required for the payment of (i) any amount of Rent, or (ii) any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default including, without limitation, any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Sublandlord.

(b)                                 In the event Sublandlord applies the Security Deposit in whole or in part against a default by Subtenant, Subtenant shall, upon demand by Sublandlord, deposit sufficient funds to restore the Security Deposit to the initial amount thereof.  Failure of Subtenant to restore shall constitute a default hereunder and shall entitle Sublandlord to avail itself of the remedies provided for in this Sublease for non-payment of Rent.

(c)                                  If Subtenant shall fully and punctually comply with all of the terms of this Sublease, any Security Deposit then in existence shall be returned to Subtenant within thirty (30) calendar days after termination of this Sublease.

16.                                 Miscellaneous.

(a)                                  So long as Sublandlord is the sole occupant thereof, Subtenant shall have the right to use the northeast quadrant of the first floor for occasional, pre-approved meeting use.  Subtenant’s use will be subject to availability.  Subtenant shall bear all costs relating to such use, including clean-up.

(b)                                 As long as Sublandlord has a receptionist on the first floor of the building in which the Premises are located, the receptionist will direct, when needed, guests of Subtenant to the Premises.

(c)                                  Signage – Sublandlord, at Subtenant’s sole cost and expense, shall provide Subtenant with Building standard signage on park/directional signage, building monument (outdoor) and glass entry door to suite.

(d)                                 Security – Subtenant’s employees will be provided, at Subtenant’s sole cost and expense, with fobs, cards, and any additional card readers to access the Building and keys to access the Premises.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date and year first above written.

“Sublandlord”

INTERACTIVE INTELLIGENCE, INC., an Indiana corporation

		By:	/s/ Stephen R. Head

		Printed:	Stephen R. Head

		Title:	Chief Financial Officer

“Subtenant”

CYBERLEARNING LABS, Inc., an Indiana corporation

		By:	/s/ Christopher D. Clapp

		Printed:	Christopher D. Clapp

		Title:	President and Chief Executive Officer

STATE OF INDIANA	)
)SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, the Chief Financial Officer of Interactive Intelligence, Inc., an Indiana corporation, who acknowledged the execution of the foregoing “Sublease” on behalf of said corporation.

Witness my hand and Notarial Seal this 30th day of December, 2004.

/s/ Traci L. Shaw
Notary Public
Traci L. Shaw
(Printed Signature)

My Commission Expires: March 14, 2007

My County of Residence: Marion, Indiana.

STATE OF INDIANA	)
)SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared Christopher D. Clapp, the President and Chief Executive Officer of CyberLearning Labs, Inc., an Indiana corporation, who acknowledged the execution of the foregoing “Sublease” on behalf of said corporation.

Witness my hand and Notarial Seal this 30th day of December, 2004.

/s/ Traci L. Shaw
Notary Public
Traci L. Shaw
(Printed Signature)

My Commission Expires: March 14, 2007

My County of Residence: Marion, Indiana.

CONSENT AND ACCEPTANCE

Duke Realty Limited Partnership, an Indiana limited partnership, as Landlord under the Master Lease, hereby consents to the Sublease of the Master Lease as set forth above; provided, however, that such Sublease does not affect or release any liability of Sublandlord under the terms and obligations of the Master Lease.

This Consent and Acceptance of the foregoing Sublease shall not constitute a consent by Landlord to any further subletting or assignments of the entire or any portion of the Leased Premises.

“Landlord”

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By: Duke Realty Corporation, its general partner

By:	/s/ Jennifer K. Burk
Jennifer K. Burk
Senior Vice President
Indiana Office Group